Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

Board of Directors

The Glen Rock State Bank

We have audited the statement of income, stockholders’ equity and cash flows of The Glen Rock State Bank for year ended December 31, 1999. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of The Glen Rock State Bank operations and cash flows for each of the year ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ STAMBAUGH NESS, PC

York, Pennsylvania

February 3, 2000